Exhibit 10.2

The Marked portions of this document have been redacted and filed separately with the Commission pursuant to Rule 406 of the Securities Act of 1933, as amended

MANUFACTURING LICENCE AND TECHNICAL SERVICES AGREEMENT

by and between

•	LABORATOIRES D’ELECTRONIQUE PHILIPS, a company incorporated under the laws of France, with head office at 3 avenue Descartes, Limeil-Brevannes (France), hereinafter referred to as LEP

and

•	AIXTRON G.m.b.H., a company incorporated under the law$ of the Federal Republic of Germany, with head office at JUlicherstrasse 336-338, D-5100 Aachen (Federal Republic of Germany), hereinafter referred to as AIXTRON

Whereas, LEP has realized a prototype of a new large scale MOVPE reactor hereinafter referred to as “Planetary Reactor Prototype”,

Whereas, AIXTRON which has a great experience in development, manufacturing and sales of MOVPE reactors wishes to obtain the right to manufacture and sell MOVPE reactors using LEP’s technical information regarding the Planetary Reactor Prototype;

Whereas, LEP is willing to grant such licence, to provide technical information and to render technical support on terms and conditions more specifically set forth hereunder.

Now therefore, the parties have agreed as follows :

ARTICLE 1- Definitions

1.1.	Planetary Reactor Prototype shall mean the prototype described in Attachment A, a part of which is a graphite substrate holder with gas foil rotation.

1.2.	Technical Information shall mean:

i)	the technical drawings of the deposition chamber and glove-box of the Planetary Reactor Prototype as listed in Attachment B;

ii)	the know-how regarding the use of the drawings mentioned under article 1.2. i);

iii)	information required for the operation of the Planetary Reactor Prototype as indicated in Attachment C.

1.3.	Planetary Reactor(s) shall mean any planetary reactor identical to or derivated from the Planetary Reactor Prototype and using all or part of the Technical Information.

1.4.	Substrate Holder(s) shall mean any substrate holder with gas foil rotation identical to or derivated from the substrate holder with gas foil rotation which is part of the “Planetary Reactor Prototype and using all or part of the Technical Information.

1.5.	Planetary Reactor Patent Right ‘shall mean the French patents or patent applications listed in Attachment, as well as the foreign counterparts of such patents applications which have been or which will be filed by LEP or by the NV Philips’ Gloeilampenfabrieken (Eindhoven, the Netherlands).

1.6.	NV Philips’ Gloeilampenfabrieken’s affiliates shall mean any corporation or other legal entity in which NV Philips’ Gloeilampenfabrieken now or hereafter controls, directly or indirectly, more than 50 (fifty) per cent of the shares entitled to vote for the election of directors or persons performing similar functions.

1.7.	Territory: worldwide.

ARTICLE 2- Grant of licence

LEP hereby grants to AIXTRON and AIXTRON accepts a non transferable and exclusive licence to use the Technical Information to develop, manufacture, use, sell or otherwise market Planetary Reactors and/or Substrate Holders in the Territory.

It is expressly provided that such a licence does not entail that LEP grants a patent licence to AIXTRON with respect to the planetary Reactor Patents Rights, but that LEP undertakes, acting on behalf and upon NW Philips’ Gloeilampenfabrieken’s authorization as far as patents or patent applications of the latest are concerned not to assert the Planetary Reactor Patents Rights as far as the development, manufacturing, use, sale or other disposal of planetary Reactors and/or Substrate Holders by AIXTRON or its customers pursuant to this contract are concerned.

It is also expressly provided that NV Philips’ Gloeilampenfabrieken’s affiliates remain free to use the Technical Information.

ARTICLE 3- Supply of Technical Information

Immediately after this agreement becomes effective, LEP shall supply the Technical Information to AIXTRON as follows :

3.1.	Exhibition of the Planetary Reactor Prototype at LEP’s premises:

3.1.1.	For a total maximum period of 5 days a team of maximum 4 AIXTRON engineers will have access to the Planetary Reactor Prototype, with the consultancy of LEP technical representative(s) familiar with the Technical Information for inspection of details of construction.

3.1.2.	For a total maximum period of 5 days a team of Maximum 2 AIXTRON process engineers will have access to the Planetary Reactor Prototype with the consultancy of LEP technical representative(s) familiar with the Technical Information for demonstration of specifications.

3.2.	Consultancy for the assembling of the first Planetary Reactor manufactured by AIXTRON : consultancy by LEP technical representative(s) familiar with Technical Information at AIXTRON premises for a maximum total period of 8 man/days.

3.3.	Consultancy to start operation of the first Planetary Reactor : consultancy by LEP technical representative(s) familiar with the Technical Information at AIXTRON’s customer’s premises (which should not be a Philips’ competitor) for a maximum total period of 2 man/days.

3.4.	LEP will use its best efforts to allow Dr Frijlink to participate in the supply of Technical Information, provided however that LEP may refuse such participation in the_ -.-c Dr Frijlink’s unavailability due to prior commitments or circumstances out of LEP’s control.

3.5.	In addition to the consultancy man/days provided in p paragraphs 3.1, 3.2 and 3.3 of this article, LEP agrees upon AIXTRON’s written request, to supply AIXTRON with additional consultancy man/days by LEP technical representative(s) familiar with the Technical Information within the limit of 5 aggregated man/days.

3.6.	Expenses incurred by the parties for the supply of Technical Information shall be borne as follows:

3.6.1.	AIXTRON shall bear all its own expenses;

3.6.2.	LEP’s consultancy services under paragraphs 3.1, 3.2 and 3.3 of this article are free of charge. LEP’s consultancy services under paragraph 3.5 of this article shall be charged at 6000 (six thousand) French Francs (plus value added tax) as daily allowance per man working day. This charge shall be for a normal eight hours working day including travel time.

3.6.3.	AIXTRON shall reimburse LEP for all travel and living expenses of LEP’s personnel supplying Technical Information for work performed outside LEP’s facilities.

3.7.	LEP shall not be obliged to deliver to AIXTRON any technical Information not expressly defined in this contract.

ARTICLE 4 - Responsibility - Liability

In providing Technical Information LEP shall act in an advisory capacity only. Neither LEP nor its employees shall have any responsibility nor liability for the manufacture of Planetary Reactors by AIXTRON nor for the installation, operation, production or performance of Planetary Reactors.

ARTICLE 5 - Ownership - Use and Protection of Technical Information

5.1.	AIXTRON agrees that the use of the Technical Information granted herein shall not be sublicensed or transferred by AIXTRON to third parties.

However AIXTRON may disclose part of the Technical Information to such of its employees, suppliers and customers to whom such disclosure shall be necessary for the manufacturing and/or the operation and/or maintenance of Planetary Reactors provided that AIXTRON shall use its best efforts not to disclose to a supplier or a customer sufficient Technical Information which would enable the supplier or customer to manufacture complete or substantiary complete Planetary Reactors. AIXTRON shall use its best efforts not to disclose Technical information by any of its employees, suppliers and customers to unauthorized persons.

5.2.	The Technical Information transferred hereunder shall be used only for the development, manufacturing, use, sale (or other ways of marketing) operation and maintenance of Planetary Reactors or parts thereof; use for any other purpose is excluded.

ARTICLE 6 - Fees

6.1.	In consideration of the license granted hereunder, AIXTRON shall pay LEP :

6.1.1.	A lump sum amount of [redacted]

6.1.2.	An AIXTRON MOVPE Reactor, as described in Attachment D, of a total value of approximately
[redacted]

It is provided that LEP may, at his sole option, elect the payment in cash by AIXTRON of an amount of          [redacted] at the same date instead of the payment in kind with an AIXTRON MOVPE Reactor.

Moreover AIXTRON grants to LEP, in case LEP wishes to add an option(s) to the MOVPE reactor as described in attachment E,                 [redacted]

6.1.3.	A royalty of [redacted] per Planetary Reactor sold, leased or otherwise dispose of by AIXTRON and using all or part of the Technical Information.

6.1.4.	A royalty of [redacted] per Substrate Holder sold, leased or otherwise disposed of by AIXTRON separately from a Planetary Reactor and using all or part of the Technical Information.

6.2.	AIXTRON agrees to make written reports to LEP quarterly, before 30 days after the end of each calendar quarter during the term of this Agreement, stating in each such report the quantity of Planetary Reactors or Substrate Holders sold, leased or otherwise disposed of by AIXTRON during the preceding calendar quarter. AIXTRON shall pay to LEP the royalties due with respect to article 6.1.3. and 6.1.4. concurrently with the submission of above mentioned quarterly reports.

6.3.	All taxes, duties and charges incurred in connection with the execution of this Agreement shall be borne by AIXTRON in so far as they are payable outside France.

6.4.	All payments due under this Agreement shall be made to a bank as specified by LEP.

ARTICLE 7 - Patents

7.1.	LEP warrants that it is not aware of any conflict with the asserted rights of third parties and that it has received no notice-of infringement or other complaint that the manufacture, use or sale of the Planetary Reactor Prototype infringes the rights of third parties. LEP shall promptly advise AIXTRON of any notice received by LEP of any claims of infringement.

7.2.	In the event a claim or action is brought against AIXTRON before the early termination or the expiration of this agree agreement for manufacturing, use and/or sale of Planetary Reactors, based on infringement of any patent right of third parties as direct result of the use of Technical Information, LEP agree within the limit provided in paragraph 7.3 of this article:

i)	to assist AIXTRON, upon AIXTRON’s written request, in its defense of such claim or action, provided however that AIXTRON shall reimburse LEP for 50% of any out of the pocket expenses incurred by LEP under the terms of this paragraph.

ii)	to pay 50% of the out of the pocket expenses defrayed by AIXTRON for the defense (including the attorneys’ and courts’ fees) and of the damages finally awarded to the third party, provided however that AIXTRON gives LEP prior written notice of the commencement or threat of suit, proceeding or claim of infringement by a third party, full authority at the option of LEP, either to settle or to defend the claim, suit or proceeding and full cooperation and assistance in case LEP decides to defend such claim or proceeding.

7.3.	LEP’s liability towards AIXTRON pursuant to paragraph 7.2. of this article shall not exceed one million French Francs in the aggregate.

7.4.	In case of any claim, action of infringement against the patents of attachment D and the unsuccessful trials of defense, so that all said patents are legally invalidated, AIXTRON may immediately terminate the payments under article 6.1.3. and 6.1.4. LEP will not have to reimburse all payments received before the invalidation of said patents.

ARTICLE 8 - Term of Agreement, default and termination

8.1.	This Agreement becomes effective at the date of its signature by both parties. It is concluded for the- period AIXTRON uses the Technical Information. However article 5 of this Agreement shall survive the termination of the contract without limit of time.

8.2.	If either party defaults in the performance of any of the terms and provisions of this Agreement to be performed by it and such default is not cured within 90 days after written notice of such default is given by the nondefaultive party to the defaultive party, then at any time after the 90 days the nondefaulting party may give written notice to the defaulting party of its election to terminate this Agreement.

Thereupon this Agreement shall terminate on the date specified in such notice which shall not be less than thirty days following the giving of such notice.

Such rights of termination shall not be exclusive of any other remedies or means of redress to which the nondefaulting party may lawfully be entitled.

ARTICLE 9 - Relationship of the Parties

Nothing set forth herein between LEP and AIXTRON shall be construed as constituting either party as the authorized representative or agent of the other in any sense of the word whatsoever, or deemed to constitute, create, give effect or otherwise recognize a joint venture, partnership, corporation or formal business organization of any kind, and the rights and obligations of the parties shall be only those expressly set forth herein. At all times, LEP and AIXTRON shall remain as independent contractors, each responsible for, its own employees and agents.

ARTICLE 10 - Force majeure

Notwithstanding any other provisions contained herein to the contrary, neither party hereto shall be liable to the other party for loss, injury, delay or damages or other casualty suffered or incurred by such other party due to governmental regulations or directions, outbreak or a state of emergency, Act of God, war, warlike hostilities, civil commotions, riots, epidemics, storms, earthquakes, fires, strikes, lockouts and other similar or dissimilar cause or causes beyond the reasonable control of the party whose performance is affected by such cause or causes.

ARTICLE 11 - Entire Agreement

This agreement constitutes and embodies the entire understanding between the parties and means the prior discussions between the parties.

Amendments or changes to this agreement have to be made in writing.

ARTICLE 12 - Applicable law

This Agreement shall be governed by the laws of France and the courts of Paris will have sole competence.

In witness whereof, this Agreement has been signed by both parties in duplicate in a manner duly binding upon them.

L E P	AIXTRON

represented by	represented by	Dr. H. Jürgensen
Mr. Jacques Bonnerot		Technical Director—President
Président—Directeur Général

date 10 August 1989	date	H. Schumann
Director Financing—President
signature /s/ Jacques Bonnerot	signature	/s/ H. Jürgensen
/s/ H. Schumann

ATTACHMENT A

1.	[redacted]

2.	[redacted]

.

3.	[redacted]

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ATTACHMENT B

Technical drawings of deposition chamber and of glove box with two load lock.

Drawing Number	Component Title	Drawing Format	Component Material	Quantity
01’2001	PLAQUE DE FERMETURE	A0	A U 4G	1
012002	PLAQUE DE REPRISE	A1	A U 4G	1
012003	PLAQUE INTERMDIARE	A0	A U 4G	1
012004	ARRIVEE D’EAU	A3	A U 4G	4
012005	BLOC PORTE-LAMPES	A0	A U 4G	1
012006	EMBOUT DIN 10	A3	Z 2 C N 18-10	2
012007	REFLECTEUR	A0	A U 4G	1
01.2008	COURONNE	A0	Z 2 C N 18-10	1
012009	PASSAGE 220V	A4		22
312010	CONTACT CENTRAL 220V	A4	Cuivre O F H C	22
012011	EAGLE INF. PASSAGE 220V	A4	Dilver P	22
012012	ALUMINE	A4	Alumine	22
012013	EAGLE SUP. PASSAGE 220V	A4	Dilver P	22
012014	BRIDE PASSAGE 220V	A4	Z 2 C N 18-10	22
012015	TRAVERSEE ELECTRIQUE	A4		10
012016	CONTACT CENTRAL	A4	Dilver P	10
012017	JUFE	A4	Dilver P	10
012018	BRIDE	A4	Z 2 C N 18-10	10
012019	PASSAGE ETANCHE QUARTZ	A4		1
012020	BAGUE DE POUSSEE	A4	Z 2 C N 18-10	1
012021	BAGUE DE POUSSEE	A4	Z 2 C N 18-10	1
012022	RONDELLE	A4	TEFLON	1
012023	RONDELLE	A4	TEFLON	1
012024	BAGUE	A4	Z 2 C N 18-10	1
012025	FOURREAU	A3	Z 2 C N 18-10	1
012026	BRIDE	A4	Z 2 C N 18-10	10
012027	TUBE	A4	Z 2 C N 18-10	5
012028	PLAQUETTE	A4	Z 2 C N 18-10	5
012029	PLAQUETTE	A4	Z 2 C N 18-10	5
012030	CORPS DE SAS	A1	Z 2 C N 18-10	1
012031	BRIDE SUP, SAS	A2	A U CG	1
012032	BRIDE INF, SAS	A1	A U 4G	1
012033	PLAQUE DE REFROID. SAS	A2	A U 4G	2
012034	PLAQUE DE EASE	A0	A U 4G	1
012035	ECHANGEUR	A2	Z 2 C N 13-13	1
011026	FIASQUE D’ECHANGEUR	A2	Z 2 C N 12-10	2
01,2037	CHICANE D’ECHANGEUR	A3	Z 2 C N 18-10	17
012033	ENSEVELE REACTEUR	A0		1
012039	OBTURATEUR	A2	A U 4G	2
012043	OBTURATEUR	A4	A U 4G	4
012041	EHECUT DE PEFROIDIS	A4	Z 2 C N 18-10	2
012042	EHECUT DE PEFROIDIS	A4	Z 2 C N 15-13	6
012043	EHECUT DE PEFROIDIS	A4	Z 2 C N 18-10	4
012044	TRAVERSEE EE GAZ	A4	Z 2 C N 18-10	25
012045	SCRTIE DE BOITE A GANTS	A4	Z 2 C N 18-10	1
012046	SCRTIE DE REACTEUR	A4	Z 2 C N 18-10	2
012047	SCUFAFE DE SECURITE	A3		1

012048	CORPS DE SOUPAPE	A3	Z 2 C N 18-10	1
012049	EMBOUT SUR CORPS SOUP	A4	Z 2 C N 18-10	1
012040	CLAPET DE SOUPAPE	A4	Z 2 C N 18-10	1
012051	COUVERCLE DE SOUPAPE	A3	Z 2 C N 18-10	1
012052	EMBOUT SUR CONV. SOUP	A4	Z 2 C N 18-10
012053	RACCORD DE SOUPAPE	A4	Z 2 C N 18-10
012054	EMBOUT SUR OBTURATEUR	A3	Z 2 C N 18-10
012055	TETE D’ENTREE GAZ	A3
012056	TETE GAZ	A3	Z 2 C N 18-10
012057	EMBOUT TETE GAZ	A4	Z 2 C N 18-10
012058	EMPASE TETE GAZ	A4	Z 2 C N 18-10
012059	BAGUE TETE GAZ	A4	Z 2 C N 18-10
012060	ENSEMBLE SAS	A1		1
012061	ENSEMBLE SUSCEPTEUR	A3	GRAPHITE	1
012062	SATELLITE SUSCEPTEUR	A4	GRAPHITE	7
012063	PLATEAU SUSCEPTEUR	A2	GRAPHITE	1
012064	EMBASE SUSCEPTEUR	A2	GRAPHITE
012055	BOITE A GANTS	A0	PLEXIGLAS
012066	PLAQUE DE LEVAGE	A4	Z 2 C N 18-10	4
012067	CONTRE PLAQUE DE LEVAGE	A4	Z 2 C N 18-10	4
012068	COLONNETTE	A3	Z 2 C N 18-10	4

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ATTACHMENT C

Information required for the o eratio of the Planetary Reactor Prototype to fulfill specifications as per Attachment A

This information includes the cleaning or maintenance procedures for the graphite, molybdenum, stainless steel and quartz pieces, as well as the general cleaning procedure of the reactor. It also includes the necessary flow settings and temperatures (power duty cycle for each heating lamp). The information does not comprise any computer software, except, if required, the program of regulation loop for the heating.

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ATTACHMENT D

French Patents and Patent Application refered to in paragraph 1.3

Dispositif comprenant un suscepteur plan tournant parallèlement à un plan de rbfbrence autour d’un axe perpendiculaire à ce plan.

n° 86 04078 dated 21.03.1986 (PHF 86/524)

Rbacteur d’bpitaxie à planbtaire

n° 88 03688 dated 22.03.1988 (PHF 88/514)

Rbacteur d’bpitaxie à paroi protégée contre les dépòts

n° 88 03689 dated 22.03.1988 (PHF 88/515)

Rbacteur d èpitaxie à collecteur de gaz amélioré

n° 88 13565 dated 14.10.1988 (PHF 88/610)

Dispositif de commande de puissance et appareil de chauffage équipé de ce dispositif

n° 88 17493 dated 30.12.1988 (PHF 88/645)

Dispositif de protection contre les surpressions

n° 89 08520 dated 27.06.1989 (PHF 89/556)

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ATTACHMENT E

AIXTEON KOVPE REACTOR

referred to in paragraph 6.1.2.

Changes and modification of the reactor to be delivered to LE? can be made on the basis of this AIXTRON price list. For example, in case LEP prefers an RF heating, the RF generator can be supplied by LEP and implemented by AIXTRON in the reactor.

ITEM	QTY	DESCRIPTION	PRICE/EA DM	PRICE/TOTAL DM
01	01	MO-EO Manual Control Unit	53,240.—	53,240.—
52	GI	MO-GO Main Gas Blending Unit	45,585.—	45,585.—
03	D2	MO-G1 Metalorganic Source	41,251.—	82,522.—
04	02	MO-G2 Source for Reactive Gas or Carrier Gas	31,215.—	52,435.—
05	01	MO-G4 Source for Metalorganic Dopant	43,923.—	43,923.—
05	01	MO-R Reaction Unit	77,440.—	77,440.—
07	01	MO-6N Glovebox	55,220.—	55,220.—
03	01	MO-IR Heating Unit	34,485.—	34,485.—
1.3	GI	MO-R3 Vacuum System	74,800.—	74,800.—
10	01	MP-68020 Microprocessor Control Unit	85,616.—	85,515.—

TOTAL PRICE				DM 617,158.—

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